EXHIBIT 4.2

                             SUPPLEMENTAL INDENTURE

                                 by and between

                     HEALTH AND RETIREMENT PROPERTIES TRUST

                                       and

                       STATE STREET BANK AND TRUST COMPANY

                             as of December 18, 1997




           SUPPLEMENTAL TO THE INDENTURE DATED AS OF DECEMBER 18, 1997




                      ------------------------------------





                     HEALTH AND RETIREMENT PROPERTIES TRUST
             $150,000,000 6 3/4% Senior Notes due December 18, 2002



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         This SUPPLEMENTAL  INDENTURE (this  "Supplemental  Indenture") made and entered into as of December 18, 1997 between HEALTH AND RETIREMENT PROPERTIES TRUST, a Maryland real estate investment trust (the "Company"), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, as Trustee (the "Trustee").

                                WITNESSETH THAT:

         WHEREAS, the Company and the Trustee have executed and delivered an Indenture, dated as of December 18, 1997 (the "Indenture"), relating to the Company's issuance, from time to time, of various series of debt securities; and

         WHEREAS, the Company has determined to issue debt securities known as its $150,000,000 6 3/4% Senior Notes due December 18, 2002; and

         WHEREAS, the Indenture provides that certain terms and conditions for each series of debt securities issued by the Company thereunder may be set forth in an indenture supplemental to the Indenture;

         NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

                                    ARTICLE 1

                                  DEFINED TERMS

         Section 1.1 The following definitions supplement, and, to the extent inconsistent with, replace the definitions in Section 1.1 of the Indenture:

         "Acquired Debt" means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person's becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

         "Annual Debt Service" as of any date means the maximum amount which is expensed in any 12-month period for interest on Debt of the Company and its Subsidiaries.

         "Business Day" means any day other than a Saturday or Sunday or a day on which banking institutions in The City of New York or in the city in which the Corporate Trust Office of the Trustee is located, are required or authorized to close.

         "Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof.

         "Consolidated Income Available for Debt Service" for any period means Earnings from Operations of the Company and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) interest on Debt of the


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Company and its  Subsidiaries,  (ii)  provision for taxes of the Company and its
Subsidiaries based on income, (iii) amortization of debt discount and deferred financing costs, (iv) provisions for gains and losses on properties and property depreciation and amortization, (v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (vi) amortization of deferred charges.

         "Debt" of the Company or any Subsidiary means, without duplication, any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness for borrowed money secured by any Encumbrance existing on property owned by the Company or any Subsidiary, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of the Company or any Subsidiary otherwise reflected as Debt hereunder) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of the Company or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock, or (v) any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company's consolidated balance sheet as a capitalized lease in accordance with GAAP, to the extent, in the case of items of indebtedness under (i) through
(iii) above, that any such items (other than letters of credit) would appear as a liability on the Company's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Company or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by the Company or any Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

         "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock or shares), (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock, or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for common stock or shares), in each case on or prior to the Stated Maturity of the Notes.

         "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, extraordinary items and property valuation losses, as reflected in the financial statements of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "Encumbrance" means any mortgage, lien, charge, pledge or security interest of any kind.

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         "Exchange  Notes"  means the  senior  notes of the  Company  with terms substantially identical to the 6 3/4% Senior Notes due December 18, 2002 of the Company issued in the Exchange Offer made by the Company pursuant to the Registration Rights Agreement and this Supplemental Indenture.

         "Exchange Offer" means the exchange offer registered under the Securities Act made in accordance with the Registration Rights Agreement pursuant to which the Company will exchange the Notes for senior notes of the Company with substantially identical terms.

         "Initial Purchaser" means Merrill Lynch, Pierce, Fenner & Smith Incorporated

         "Interest Payment Date" means any date interest is paid on the Notes.

         "Issuance Date" means the closing date for the sale and original issuance of the Notes.

         "Liquidated Damages" has the meaning set out in the Registration Rights Agreement.

         "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Note, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Notes being redeemed or paid. For purposes of this Supplemental Indenture and the Notes, references in the Indenture to the payment of the principal (and premium, if any) and interest on the Notes shall be deemed to include the payment of the Make-Whole Amount, if any, due upon redemption with respect to the Notes.

         "Notes" means the Company's $150,000,000 aggregate principal amount of 6 3/4% Senior Notes, due December 18, 2002, issued under this Indenture (including, without limitation, any Exchange Notes issued in respect of the Notes in connection with the Exchange Offer), as amended or supplemented from time to time.

         "Record Date" means the fifteenth calendar day, whether or not a Business Day, next preceding the applicable Interest Payment Date.

         "Registration   Rights   Agreement"  means  the   Registration   Rights
Agreement, dated as of the Issuance Date, by and among the Company and the Initial Purchaser, as amended or supplemented from time to time.

         "Reinvestment Rate" means 0.25% (twenty-five one hundredths of one percent) plus the yield on treasury securities at constant maturity under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the

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principal  being  redeemed or paid. If no maturity  exactly  corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Regulation S" means Regulation S under the Securities Act.

         "Rule 144A" means Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

         "SEC" means the Securities and Exchange Commission.

         "Secured Debt" means Debt secured by any mortgage, lien, charge, pledge or security interest of any kind.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Statistical Release" means the statistical release designated "H. 15(519)" or any successor publication which is published weekly by the Federal
Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under this Supplemental Indenture, then any publicly available source of similar market data which shall be designated by the Company.

         "Subsidiary" means any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests of which are owned, directly or indirectly, by the Company or one or more other Subsidiaries of the Company. For the purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

         "Total Assets" as of any date means the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Company and its Subsidiaries determined in accordance with GAAP (but excluding accounts receivable and intangibles).

         "Total Unencumbered Assets" means the sum of (i) those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money and (ii) all other assets of the Company and its Subsidiaries not subject to an Encumbrance for borrowed money determined in accordance with GAAP (but excluding accounts receivable and intangibles).

         "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with GAAP.

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         "Unsecured  Debt"  means  Debt  which  is  not  secured  by  any of the properties of the Company or any Subsidiary.


                                    ARTICLE 2

                               TERMS OF THE NOTES

         Section 2.1 Pursuant to Section 3.1 of the Indenture, the Notes shall have the following terms and conditions:

         (a) Title; Limitation on Aggregate Principal Amount; Form of Notes. The Notes shall be known as the Company's $150,000,000 6 3/4% Senior Notes due December 18, 2002. The Notes will be limited to an aggregate principal amount of $150,000,000. The Notes (together with the Trustee's certificate of authentication) shall be substantially in the form of Exhibit A hereto (with the appropriate legend or legends placed thereon), which is hereby incorporated in and made a part of this Supplemental Indenture.

         Notes offered and sold in offshore transactions in reliance on Regulation S will be issued initially in the form of a permanent global certificate in fully registered form without interest coupons substantially in the form as above provided (the "Unrestricted Global Note"), and will be registered in the name of a nominee of DTC and deposited with the Trustee as custodian for DTC. On or prior to the 40th day after the later of the commencement of the offering of the Notes and the Issuance Date (which date shall be certified to the Trustee in an Officer's Certificate), beneficial interests in the Unrestricted Global Note may be held only through Euroclear or CEDEL. Beginning 41 days after the later of the commencement of the offering of the Notes and the Issuance Date (but not earlier), such interests may also be held through organizations other than Euroclear and CEDEL that are participants in the DTC system.

         Notes offered and sold in reliance on Rule 144A will be issued initially in the form of a permanent global certificate in fully registered form without interest coupons substantially in the form as above provided (the "Restricted Global Note" and, together with the Unrestricted Global Note, the "Global Notes") and will be registered in the name of a nominee of DTC and deposited with the Trustee as custodian for DTC. The Notes sold to other investors in the United States will be issued initially in the form of individual certificates in fully registered form, without coupons. On or prior to the 40th day after the later of the commencement of the offering of the Notes and the Issuance Date, a beneficial interest in the Unrestricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made to a Person whom the transferor reasonably believes to be a QIB purchasing Notes for its own account or an account with respect to which it exercises sole investment discretion in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction (a "Restricted Global Note Certification"). After such 40th day, such certification requirement will no longer apply to such transfers. Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Unrestricted Global Note, whether before, on or after such 40th day, only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is

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being made in accordance  with Rule 903 or 904 of Regulation S or Rule 144 under the Securities Act (an "Unrestricted Global Note Certification"). Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in the other Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in the other Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures and restrictions applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

         Ownership of beneficial interests in a Global Note will be limited to Persons who have accounts with DTC ("DTC Participants") or Persons who hold interests through DTC Participants. Ownership of beneficial interests in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of Persons other than DTC Participants).

         Individual definitive Notes issued in exchange for the Restricted Global Note will bear, and be subject to, such legend as the Company requires in order to assure compliance with any applicable law (which requirement shall be evidenced by delivery to the Trustee of a Company Order setting forth such legend). The holder of a restricted individual definitive Note may transfer such Note, subject to compliance with the provisions of the legend as provided in paragraph (d) below. Upon the transfer, exchange or replacement of Notes bearing the legend, or upon specific request for removal of the legend on a Note, the Company will deliver and the Trustee will authenticate only Notes that bear such legend, or will refuse to remove such legend, as the case may be, unless there is delivered to the Company such satisfactory evidence, which may include an opinion of counsel, as may reasonably be required by the Company, that neither the legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act. Before any individual definitive Note may be transferred to a Person who takes delivery in the form of an interest in any Global Note, the transferor will be required to provide the Trustee with a Restricted Global Note Certification or Unrestricted Global Note Certification, as the case may be.

         (b) Principal Repayment; Currency. The Stated Maturity of the Notes is December 18, 2002, provided, however, the Notes may be earlier redeemed at the option of the Company as provided in paragraph (c) below. The principal of each Note payable on its maturity date shall be paid against presentation and surrender thereof at the Corporate Trust Office of the Trustee, located initially at Two International Place, Boston, Massachusetts 02110, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public or private debts. The Company will not pay Additional Amounts (as defined in the Indenture) on the Notes.

         (c) Redemption at the Option of the Company. Prior to September 18, 2002, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 day's notice to each Holder of Notes to be redeemed at its address appearing in the Security Register, at a price equal to the sum of (i) the principal amount of the Notes being redeemed, plus accrued and unpaid interest and Liquidated Damages, if any, to but excluding the applicable redemption date and (ii) the Make-Whole Amount. On and after September 18, 2002, the Notes will be subject to redemption at any time at the option of the Company, in whole

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or in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the sum of the principal amount of the Notes being redeemed plus accrued and unpaid interest and Liquidated Damages, if any, to but excluding the applicable redemption date.

         (d) Restrictive Legends. Unless and until a Note is exchanged for an Exchange Note in connection with an effective registration pursuant to the Registration Rights Agreement, each Note shall bear the following legend on the face thereof:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SUCH SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO THE COMPANY, (2) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
         (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (5) IN A TRANSACTION OTHERWISE EXEMPT FROM THE
         REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY OTHER APPLICABLE LAW.

         TRANSFERS AND EXCHANGES OF THIS SECURITY ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE.

         Each Global Note, whether or not an Exchange Note, shall bear the following legend on the face thereof:

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Company shall be directed to it at 400 Centre Street, Newton, Massachusetts 02158, Attention: David J. Hegarty, President; notices to the Trustee shall be directed to it at Two International Place, Boston, Massachusetts 02110, Attention: Corporate Trust Department Re: Health and Retirement Properties Trust 6 3/4% Senior Notes due December 18, 2002.

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

                                    ARTICLE 3

                              ADDITIONAL COVENANTS

         Section 3.1 In addition to the covenants of the Company set forth in Article Ten of the Indenture, for the benefit of the holders of the Notes:

         (a)      Limitations on Incurrence of Debt.

                  (i) The Company will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum ("Adjusted Total Assets") of (without duplication) (i) the Total Assets of the Company and its Subsidiaries as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K, or the Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Securities and Exchange Commission (or, if such filing is not permitted under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

                  (ii) In addition to the foregoing limitations on the incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Secured Debt if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis is greater than 40% of Adjusted Total Assets.

                  (iii) In addition to the foregoing limitations on the Incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5x, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Company and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Debt by the Company and its Subsidiaries since the first date of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (iii) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day

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

         of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and
         (iv) in the case of any acquisition or disposition by the Company or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

         (b) Maintenance of Total Unencumbered Assets. The Company and its Subsidiaries will maintain Total Unencumbered Assets of not less than 200% of the aggregate outstanding principal amount of the Unsecured Debt of the Company and its Subsidiaries on a consolidated basis.

         (c) Applicability of Discharge, Defeasance and Covenant Defeasance Provisions. The Discharge, Defeasance and Covenant Defeasance provisions in Article Fourteen of the Indenture will apply to the Notes.

                                    ARTICLE 4

                          ADDITIONAL EVENTS OF DEFAULT

         For purposes of this Supplemental Indenture and the Notes, in addition to the Events of Default set forth in Section 5.1 of the Indenture, it shall also constitute an "Event of Default" if an event of default under any bond, debenture, note or other evidence of indebtedness of the Company (including an event of default with respect to any other series of securities), or under any mortgage, indenture or other instrument of the Company under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, shall happen and shall result in an aggregate principal amount exceeding $20,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of ten days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in principal amount of the outstanding Notes, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder.

                                    ARTICLE 5

                                  EFFECTIVENESS

         This Supplemental Indenture shall be effective for all purposes as of the date and time this Supplemental Indenture has been executed and delivered by the Company and the Trustee in accordance with Article Nine of the Indenture. As supplemented hereby, the Indenture is hereby confirmed as being in full force and effect.

                                    ARTICLE 6

                                  MISCELLANEOUS

         Section 6.1 In the event any provision of this Supplemental Indenture shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof or any provision of the Indenture.

         Section 6.2 To the extent that any terms of the Notes are inconsistent with the terms of the Indenture, the terms of the Notes shall govern and supersede such inconsistent terms.

         Section 6.3 This Supplemental Indenture shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

         Section 6.4 This Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the Company and the Trustee have caused this Supplemental Indenture to be executed as an instrument under seal in their respective corporate names as of the date first above written.

                            HEALTH AND RETIREMENT PROPERTIES TRUST



                            By: /s/ David J. Hegarty
                                Name: David J. Hegarty
                                Title:   President


                            STATE STREET BANK AND TRUST COMPANY,
                                   as Trustee


                            By: /s/ Robert L. Bice II
                                Name: Robert L. Bice II
                                Title: Vice President

                                    EXHIBIT A
                                 (Face of Note)

                    6 3/4% Senior Notes due December 18, 2002
No.                                                              $__________

                     HEALTH AND RETIREMENT PROPERTIES TRUST

promises  to  pay  to   _______________________________________   or  registered
assigns, the principal sum of  _____________________________________  Dollars on
December 18, 2002.

                  Interest Payment Dates: June 18 and December 18. Record Dates: June 3 and December 3.

CUSIP Nos.:       [422169AF9 (Rule 144A)
                  422169AG7 (Accredited Investor)
                  U40488 AC 9 (Regulation S)]

                                      HEALTH AND RETIREMENT PROPERTIES
                                      TRUST



                                      By:____________________________________
                                           Name:
                                           Title:
[SEAL]

Dated:

This is one of the Notes referred to in the within-mentioned Indenture:

STATE STREET BANK AND TRUST COMPANY, as Trustee


By:
         Authorized Signatory

                                 (Back of Note)

                     HEALTH AND RETIREMENT PROPERTIES TRUST

                    6 3/4% Senior Notes due December 18, 2002

         Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

         1. Interest. Health and Retirement Properties Trust, a Maryland real estate investment trust (the "Company"), promises to pay interest on the principal amount of this Note at the rate and in the manner specified below.

         The Company shall pay in cash interest on the principal amount of this Note at the rate per annum of 6 3/4%. The Company will pay interest semi-annually in arrears on June 18 and December 18 of each year, commencing on June 18, 1998 or if any such day is not a Business Day (as defined in the Indenture), on the next succeeding Business Day (each an "Interest Payment Date"), to Holders of record on the immediately preceding June 3 and December 3.

         Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes.

         2. Method of Payment. The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay principal, premium, if any, and interest by check payable in such money. It may mail an interest check to a Holder's registered address.

         3. Indenture. The Company issued the Notes under an Indenture and a Supplemental Indenture, each dated as of December 18, 1997 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture. The Notes are subject to all such terms, and Holders of the Notes are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Notes. The Notes are unsecured general obligations of the Company limited to $150,000,000 in aggregate principal amount.

         4. Optional Redemption. Prior to September 18, 2002, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed, plus accrued and unpaid interest and Liquidated Damages (as defined in the Supplemental Indenture), if any, to but excluding the applicable redemption date and (ii) the Make- Whole Amount. On and after September 18, 2002, the Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to the sum of (i) the principal amount of the Notes being redeemed, plus accrued and unpaid interest and Liquidated Damages, if any, to but excluding the applicable redemption date.

         As used herein the term "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any Note, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semiannual basis, such principal and interest at the Reinvestment Rate (as defined herein) (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Notes being redeemed or paid.

         As used herein the term "Reinvestment Rate" means 0.25% (twenty-five one hundredths of one percent) plus the yield on treasury securities at constant maturity under the heading "Week Ending" published in the Statistical Release (as defined herein) under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

         As used herein the term "Statistical Release" means the statistical release designated "H. 15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Supplemental Indenture, then such other reasonably comparable index which shall be designated by the Company.

         5. Mandatory Redemption. The Company shall not be required to make sinking fund or redemption payments with respect to the Notes.

         6. Notice of Redemption. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

         7. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The

Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a Note selected for redemption. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before the mailing of a notice of redemption of Notes, or during the period between a record date and the corresponding Interest Payment Date.

         8. Defaults and Remedies. In case an Event of Default (as defined in the Indenture) with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the provisions provided in the Indenture.

         9. Actions of Holders. The Indenture contains provisions permitting the holders of not less than a majority of the aggregate principal amount of the outstanding Notes, on behalf of the holders of all such Notes at a meeting duly called and held as provided in the Indenture, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided in the Indenture to be made, given or taken by the holders of the Notes, including without limitation, waiving (a) compliance by the Company with certain provisions of the Indenture, and (b) certain past defaults under the Indenture and their consequences. Any resolution passed or decision taken at any meeting of the holders of the Notes in accordance with the provisions of the Indenture shall be conclusive and binding upon such holders and upon all future holders of this Note and other Notes issued upon the registration of transfer hereof or in exchange heretofore or in lieu hereof

         10. Persons Deemed Owners. The Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the Person in whose name this Note is registered on the Security Register as its absolute owner for all purposes.

         11. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         12. [Holders' Compliance with Registration Rights Agreement.1 Each Holder of a Note, by his acceptance thereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, dated as of December 18, 1997 among the Company and the Initial Purchaser (as defined therein) (the "Registration Rights Agreement"), including but not limited to the obligations of the Holders with respect to a registration and the indemnification of the Company and the Initial Purchaser (as defined therein) to the extent provided therein.]

         13.   Governing   Law.  THE  INTERNAL  LAW  OF  THE   COMMONWEALTH   OF
MASSACHUSETTS SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE AND THE NOTES.

         14. No Personal Liability. THE AMENDED AND RESTATED DECLARATION OF TRUST OF THE COMPANY, DATED JULY 1, 1994, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED IN

--------
     1 This paragraph should be deleted from Exchange Notes.

THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HEALTH AND RETIREMENT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Request may be made to:

                           Health and Retirement Properties Trust
                           400 Centre Street
                           Newton, MA 02158
                           Telecopier No.:  (617) 332-2261
                           Attention: President

                                 ASSIGNMENT FORM


         To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


                  (Insert assignee's soc. sec. or tax I.D. no.)




              (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.



Date:

                                    Your Signature:
                                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee: